SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FNBH BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ____________________

(2)	Aggregate number of securities to which transaction applies: ____________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________________

(4)	Proposed maximum aggregate value of transaction: ____________________

(5)	Total fee Paid:

☐Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: ____________________

(2)	Form, schedule, or registration statement no.: ____________________

(3)	Filing party: ____________________

(4)	Date filed: ____________________

FNBH BANCORP, INC.

101 East Grand River
Howell, Michigan 48843

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, May 24, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, will be held on Thursday, May 24, 2012, at 10:00 am at the main office of First National Bank in Howell, 101 East Grand River, Howell, Michigan, for the following purposes:

1.	To elect two (2) directors to hold office for three (3) year terms expiring in 2015;

2.	To vote upon a proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares.

3.	To ratify the selection of BDO USA, LLP as the independent registered public accounting firm for 2012; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed April 2, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2012.

The accompanying Proxy Statement and the 2011 Annual Report on Form 10-K are available at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17271 and under the "Investor Relations" tab on our website (www.fnbh.com).

Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact Janeen Armstrong at (517) 545-2201 or jarmstrong@fnbh.com.

By order of the Board of Directors /s/ Janeen Armstrong JANEEN ARMSTRONG, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy card, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy card.

Dated: April 27, 2012

FNBH BANCORP, INC.
101 E. Grand River
Howell, Michigan 48843

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, May 24, 2012, at 10:00 a.m., at the Main Office of First National Bank in Howell (the "Bank"), 101 East Grand River, Howell, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

VOTING AT THE MEETING

This Proxy Statement has been mailed on or about April 27, 2012 to all holders of record of common stock of the Corporation as of the record date. Our Board of Directors has fixed the close of business on April 2, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there were 454,327 shares outstanding as of the record date. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Board.

If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all of the nominees named in the Proxy Statement, FOR the proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares, FOR the ratification of the appointment of our independent registered public accounting firm, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. All shareholders are encouraged to date and sign the enclosed proxy card, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437) and follow the recorded instructions. To vote by Internet, go to the site http://www.voteproxy.com and follow the instructions provided.

If your shares are held through a bank or a broker (referred to as "street name"), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.

A proxy may be revoked prior to its exercise by delivering a written notice of revocation to our Secretary, executing a subsequent proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. In that case, if you would like to cast a vote in person, you should request and bring with you to the meeting a legal proxy from your bank or broker.

This Proxy Statement, including the Notice of Annual Meeting of Shareholders and proxy card, along with our Annual Report on Form 10-K is available at www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17271

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ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three year terms of office. We currently have five directors, who are identified on the next page. The terms of two of our directors expire at the Annual Meeting, and those two directors have been nominated for re-election to serve three year terms expiring at the 2015 Annual Meeting of Shareholders. These directors are Stanley B. Dickson, Jr. and Ronald L. Long.

More information regarding these nominees and the other directors of the Corporation is set forth below.

Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the proxy will vote for the nominees named above and, in the event any of such nominees become unavailable (which is not anticipated), for such substitute nominee(s) as are designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the two individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

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INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

The following information relating to the principal occupation or employment and the qualifications of our directors has been furnished to the Corporation by the respective directors and director nominees. Each of these persons has been engaged in the occupations stated below for more than five years, unless noted.

Name	Principal Occupation and Qualifications	Age	Director of Corporation Since(1)
Directors Whose Terms Expire in 2012; Nominees for Election as Directors For a Term Expiring in 2015
Stanley B. Dickson, Jr.(2)	Attorney & Certified Public Accountant (CPA) with Dickson & Associates PC since 1980. The Board of Directors appointed Mr. Dickson as a director of the Bank in 2009 and as a director of the Corporation effective March 25, 2010. Mr. Dickson was appointed Vice Chairman of the Corporation’s Board of Directors in January 2011. Mr. Dickson is currently the largest beneficial owner of the Corporation’s stock and is highly concerned with shareholder value.	59	2010
Ronald L. Long	President & CEO of the Corporation and the Bank; President of Independent Bank East Michigan from 1993 through September 2007; and SVP-Business Development, Independent Bank, from October 2007 through January 2008. He is a large shareholder of the Corporation and is highly concerned with shareholder value. Mr. Long is a local resident of the Corporation’s market area and he is active in community affairs.	53	2008
	Director Whose Term Expires in 2013
Timothy H. Corrigan	Vice President of Corrigan Oil Company in Brighton, Michigan. Mr. Corrigan was appointed to the Board of Directors of the Corporation in January 2011. Mr. Corrigan is a large shareholder of the Corporation. He is a highly successful businessman with insight and knowledge of the local economic market. Mr. Corrigan is an active and well respected community leader.	48	2011
Directors Whose Terms Expire in 2014
R. Michael Yost	CEO of the MPY Group, LLC, since 2008; Retired Managing Director, The Auto Club Group from 1981 to 2008. Mr. Yost is a long standing director, having served on the Board since 1997. He is a large shareholder of the Corporation and is highly concerned with shareholder value. Mr. Yost is a successful local businessman and a respected, active community leader.	63	1997
Philip C. Utter(3)	President of Specialty Contract Carriers, Inc., a trucking company, since 1988; President of Specialty Contract Brokerage, Inc., a freight brokerage company, since 1995; and a member of Hall and Utter Associates, LLC, a condominium development company, since 1997. Mr. Utter was appointed to the Board of Directors of the Corporation in November 2009 and appointed as Chairman of the Corporation’s Board of Directors in October 2010. He is a large shareholder of the Corporation and is highly concerned with shareholder value. He is a successful local businessman and well respected community leader.	53	2009

(1)	The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.
(2)	Vice Chairman of the Board of Directors of the Corporation and the Bank.
(3)	Chairman of the Board of Directors of the Corporation and the Bank.

Barbara Draper, past President and CEO of the Corporation and the Bank, served as a director of the Corporation and the Bank since 1984. Effective March 28, 2012, Ms. Draper resigned from their respective Boards. Ms. Draper’s decision to resign was in light of her desire to spend more time with family, and the fact that she has left the community and currently resides in Minnesota.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

Our Board of Directors is committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Guidelines. These Guidelines address director qualifications, director responsibilities, committee composition, periodic performance evaluations, director compensation, stock ownership guidelines and other corporate governance matters. These Corporate Governance Guidelines are available on our website at www.fnbh.com. To assist in its governance practices, the Board has established a number of standing committees, including an audit committee, compensation committee and a nominating and corporate governance committee. The charters of the audit committee, the compensation committee and the nominating and corporate governance committee are available on our website at www.fnbh.com.

Code of Ethics for CEO and Senior Financial Officers

The Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which includes the principal executive officer, principal financial officer and controller. This Code is posted on our website and can be obtained free of charge through the Corporation's Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. Any changes to or waivers of this Code of Ethics will be disclosed on our website.

Determination of Independence of Board Members

The Corporation's common stock is not listed on Nasdaq or any other national securities exchange. Nevertheless, the Board has determined that each person who served as a director during 2011, other than Ronald L. Long (current CEO), qualifies as an "Independent Director", as such term is defined in Nasdaq Marketplace Rule 5605(a)(2). The Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing requirements, and, as to the audit committee, under the applicable rules of the Securities and Exchange Commission (SEC). Also, there are no family relationships between or among the directors, nominees or executive officers of the Corporation.

Meeting Attendance

Each director is expected to attend all meetings of the Board, applicable committee meetings, and the Annual Meeting of Shareholders. Each director serving at that time attended the 2011 Annual Meeting of Shareholders. During 2011, the Board held 14 meetings. Each director attended at least 75% of the aggregate number of meetings of our Board and the Board committees on which such director served.

Board Leadership Structure

The Corporation has historically separated the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for day to day leadership and performance of the Corporation, while the Chairman sets the agenda for Board meetings, presides over Board meetings, and provides general guidance to the CEO. The Corporation's Chairman, Mr. Utter, qualifies as an independent director. Mr. Utter was elected as the Corporation’s Chairman on October 21, 2010.

In addition to this structure, the Board periodically meets in executive session, without the presence of management.

Board's Role in Risk Oversight

One of the functions of the Board of Directors is to oversee the risk management function of the Corporation and the Bank. The risk management processes are designed to bring the most material risks facing the Corporation and the Bank to the attention of the Board of Directors in order to enable the Board to understand and evaluate how those risks may affect the financial condition and future prospects of the Corporation and the Bank and how such risks are best addressed.

 The Board performs its risk oversight function in several ways, including establishing and maintaining policies designed to address and mitigate material risks (including policies relating to credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance); monitoring and addressing various risks brought to the Board's attention through regular reporting by senior management, internal and external auditors, and regulatory examiners; and reviewing and discussing the performance of senior management on an annual basis. In addition, certain committees of the Board (including those described below) have responsibility for overseeing the management of certain specific risks facing the Corporation and the Bank.

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Board Committees

Audit Committee. The Board of Directors of the Corporation has a standing audit committee. During 2011, the audit committee met on four occasions. The primary purpose of this committee is to assist the Board in overseeing (1) the quality and integrity of the Corporation's accounting, auditing and reporting practices, (2) the performance of the Corporation's internal audit function and independent auditor, and (3) the Corporation's disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

During 2011, the audit committee consisted of Directors Utter, Draper and Corrigan. The current members of the audit committee are Directors Utter, and Corrigan. The audit committee does not currently have any member that qualifies as an "audit committee financial expert" under SEC rules. A former director qualified as an "audit committee financial expert," but since his resignation in 2009, no person who meets such qualifications has been nominated or appointed to the Board.

Compensation Committee. The Board of Directors of the Corporation has a standing compensation committee. During 2011, the compensation committee met on one occasion. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to the Corporation's executive officers. Our compensation committee performs an annual review of our executive officers' cash compensation, profit sharing, and stock grants to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable executives at other banks. Historically, the compensation committee periodically engaged an independent third party to perform an executive compensation study. The most recent such study occurred in March 2006, by Mercer Human Resource Consulting. No third party compensation consultant has been engaged since then in light of the Corporation's efforts to reduce costs in recent years.

 The current members of the compensation committee are Directors Yost, Utter, Dickson, and Corrigan. Compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer and our Chief Financial Officer. For compensation decisions relating to executive officers (other than our Chief Executive Officer), the compensation committee typically considers the recommendations of our Chief Executive Officer.

Nominating and Corporate Governance Committee. The Board of Directors of the Corporation has a standing nominating and corporate governance committee. During 2011, this committee met on three occasions.  This committee is responsible for making recommendations on the qualifications and standards to serve on the Board, identifying Board candidates, and monitoring the Corporation's corporate governance standards. During 2011, the nominating and corporate governance committee consisted of Directors Utter, Dickson, Yost and Draper. The current members of the nominating and corporate governance committee are Directors Utter, Dickson, and Yost.

In considering candidates for directors, the committee considers certain attributes such as the experience, skills, expertise, and diversity of the prospective candidates. While the Board does not have a formal policy regarding the consideration of nominee diversity, the nominating and corporate governance committee considers diversity (including diversity in experience, education, and general background characteristics), as appropriate, in its identification and assessment of director candidates.

Shareholder Nominations for Board

The Restated Articles of Incorporation of the Corporation contain certain procedural requirements applicable to shareholder nominations of directors. In general, shareholders may nominate a person to serve as a director if the shareholder provides written notice to the Corporation not later than 30 days prior to the first anniversary date of the preceding year's Annual Meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.

The nominating and corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use the services of such a firm in the future if it deems necessary or appropriate. The committee considers director candidates recommended by shareholders and generally evaluates any such shareholder-recommended nominees using the same standards used by the committee in evaluating other candidates. The committee has not received any recommended nominations from any shareholders in connection with the 2012 Annual Meeting.

5

Shareholder Communications with the Board

The Board of Directors has implemented a process by which a shareholder may send written communications to the Board's attention. Any shareholder desiring to communicate with the Board or one or more of the directors may send a letter addressed to the Corporation's Secretary at 101 East Grand River, Howell, Michigan 48843. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

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PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board of Directors has unanimously adopted a resolution, subject to shareholder approval, to amend the first paragraph of Article III of our Restated Articles of Incorporation to read as follows:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is eleven million and thirty thousand shares (11,030,000), of which eleven million (11,000,000) shares shall be common stock, without par value, and thirty thousand (30,000) shares shall be series preferred stock, without par value.

This amendment will increase our authorized common stock from 7 million shares to 11 million shares. The purpose of the amendment is to provide additional shares of common stock for future issuance, including with respect to the transactions described below. As of the record date, there were 454,327 shares of common stock issued and outstanding, and 2,293 shares reserved for issuance under our stock compensation plans. As a result, as of the record date, 6,543,380 shares of common stock remain available for future issuance. We also have 10,000 shares of Series A preferred stock designated, but none were issued and outstanding as of the record date.

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board greater flexibility and provide sufficient shares available for issuance if needed to augment our capital base or for other general corporate purposes, including the transactions described below.

If our shareholders approve the amendment, it will become effective upon the filing of a Certificate of Amendment to our Restated Articles of Incorporation with the Department of Licensing and Regulatory Affairs of the State of Michigan, which we expect to occur promptly following the Annual Meeting.

Purpose of the Amendment – Potential Issuances of Common Stock

The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance in an effort to improve our capital levels and for other business and finance purposes. Since June 30, 2009, the Bank has been undercapitalized by regulatory standards. Effective September 24, 2009, the Bank has been subject to the terms of a Consent Order agreement with the OCC. Pursuant to the Consent Order, the Bank was required to achieve and maintain total capital equal to 11% of risk weighted assets and Tier 1 capital equal to at least 8.5% of adjusted total assets by January 22, 2010. To date, the Bank has failed to meet these required minimum ratios and is currently out of compliance with these required minimum capital ratios as well as other requirements of the Consent Order.

We are currently undertaking certain initiatives to increase our capital and strengthen our balance sheet through the issuance or potential issuance of common stock, including the transactions described below. As a result, we are seeking shareholder approval of an amendment to our Restated Articles of Incorporation in order to increase the number of shares of common stock we are authorized to issue to allow us to raise additional capital in the near term and to provide additional shares for future issuances should further capital needs arise.

The transactions we are currently proposing or considering include the private placement of securities, including shares of the Corporation's common stock, solely to accredited investors (the "Private Offering") and, as soon as practicable following the Private Offering, a registered offering pursuant to which we would grant the holders of our common stock pro rata rights to purchase the securities offered in the Private Offering on substantially the same terms and conditions (the "Rights Offering").

None of the capital raising initiatives currently being considered by the Board of Directors would require shareholder approval, and we do not expect to seek further approval by our shareholders before consummating any such capital raising initiatives.

If this proposal is approved by our shareholders, the additional authorized shares of common stock would also be available from time to time for other corporate purposes, including acquisitions of other companies or other assets, stock dividends, stock splits, other stock distributions, and in connection with equity-based benefit plans. Authorized but unissued shares of our common stock may be issued from time to time upon authorization by our Board of Directors, at such times, to such persons, and for such consideration as the Board may determine in its discretion and generally without further approval by our shareholders (except as may be required for any particular transaction by applicable law or regulation). However, the Board of Directors has not (as of the date this proxy statement is being mailed) entered into any commitment to issue the additional shares of common stock. The Board does not intend to issue any shares except on terms it deems to be in the best interest of the Corporation and its shareholders.

7

Effect of the Amendment

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Under our Restated Articles of Incorporation, our shareholders do not have preemptive rights with respect to our common stock. As a result, if our Board of Directors decides to issue additional shares of our common stock, existing holders of our common stock would not have any preferential rights to purchase such shares. See "Effect on Outstanding Common Stock" below for more information regarding the potential dilution to our current shareholders.

The additional shares of common stock that would become available for issuance if this amendment is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Corporation. For example, without further shareholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this amendment to increase the authorized common stock has been prompted by the business and financial considerations described above and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), shareholders should be aware that approval of this amendment could facilitate future efforts by us to deter or prevent changes in control.

The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of our common stock.

Under the Michigan Business Corporation Act, our shareholders are not entitled to dissenter's rights with respect to the amendment of the Restated Articles of Incorporation to increase the authorized shares of common stock.

Certain Material Terms of the Common Stock

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled to receive:

•	dividends when, as and if declared by our Board of Directors out of funds legally available for the payment of dividends; and

•	in the event of dissolution of the Corporation, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our Restated Articles of Incorporation.

Due to the Bank’s financial condition, the Bank cannot pay a dividend to the Corporation without the prior approval of the OCC. The Corporation suspended, indefinitely, the payment of dividends in the third quarter of 2008 due to the Bank’s inability to pay dividends to the holding company and insufficient cash at the holding company to pay the dividends.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Effect on Outstanding Common Stock

The authorization of the additional shares would not, by itself, have any effect on the rights of shareholders. However, holders of common stock have no preemptive rights to acquire additional shares of common stock, so the future issuance of shares of common stock, including pursuant to the transactions discussed above or any other potential capital raising initiative, is likely to have an immediate and significant dilutive effect on earnings per share and the voting power of existing shareholders at the time of the issuance.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation is required for the approval of this proposed amendment. Both abstentions and broker non-votes will have the effect of a negative vote. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR this amendment.

The Board of Directors recommends a vote FOR approval of the amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million to 11 million.

8

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP ("BDO") as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2012. The services provided to the Corporation and our subsidiaries by BDO for 2011 and 2010 are described under the caption "Disclosure of Fees Paid to Our Independent Registered Public Accounting Firm" below.

We are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm for 2012. Although ratification is not legally required, the Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate governance. Representatives of BDO are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the majority of the votes cast is required for approval. Shares not voted on this matter, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the Board. Even if the selection is ratified, the audit committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of
BDO as the independent registered public accounting firm for 2012.

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REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2011.

We have discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

Philip C. Utter Timothy H. Corrigan

DISCLOSURE OF FEES PAID TO
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following sets forth the fees billed to the Corporation for the fiscal years ended December 31, 2011 and December 31, 2010 by BDO USA, LLP, the Corporation’s principal accounting firm:

	2011	2010

BDO USA, LLP
Audit Fees	$181,774	$188,965
Audit Related	-	-
Tax Fees (1)	22,946	20,342
Other	-	-
Total	$204,720	$209,307

(1)	Consists primarily of tax consulting and tax return preparation.

The audit committee has established a pre-approval policy for audit, audit related, and tax services that can be performed by the Corporation’s independent registered public accounting firm. Under this pre-approval policy, the audit committee is required to approve, in advance of the services being rendered, any audit, audit related or tax services to be provided by the Corporation’s then independent registered public accounting firm. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the audit committee. All fees paid to BDO USA, LLP for services performed in 2011 and 2010 were approved pursuant to such pre-approval policy.

10

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation earned by the Company's chief executive officer, chief financial officer, and our senior vice president and senior lender (our "Named Executive Officers") for the year ended December 31, 2011.

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Ronald L. Long	2011	265,450	—	—	—	—	265,450
President & Chief	2010	257,625	—	—	—	—	257,625
Executive Officer(1)	2009	270,000	—	—	—	97,552	367,552

Mark J. Huber	2011	114,000	—	—	—	—	114,000
Senior Vice President &	2010	114,500	—	—	—	—	114,500
Chief Financial Officer(2)	2009	68,692	—	—	—	—	68,692

Gerald L. Moyer	2011	124,050	—	—	—	—	124,050
Senior Vice President &	2010	124,041	—	—	—	—	124,041
Senior Lender(3)	2009	130,000	—	—	—	12,539	142,539

(1)	Mr. Long was hired on May 12, 2008. Other compensation for Mr. Long in 2009 includes $8,400 for a car allowance, $37,029 for relocation to Livingston County, $32,323 for housing expenses (this amount includes a tax gross-up of $8,323) and $19,800 in employer contributions to the Bank's 401(k) Plan for Mr. Long.
(2)	Mr. Huber was hired on June 4, 2009.
(3)	Mr. Moyer was hired on April 21, 2008 as a VP Commercial Loan Officer (4/21/08 – 8/15/08); was then promoted to Chief Work Out Officer (8/16/08 – 4/12/09); and was then promoted to SVP, Senior Commercial Loan Officer on April 13, 2009. Employer contributions to the Bank's 401(k) plan for Mr. Moyer were $10,715 in 2009.

11

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by our Named Executive Officers on December 31, 2011. None of our Named Executive Officers hold any options to acquire shares of our Corporation's common stock.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	($)
Ronald L. Long	–	–

Mark J. Huber	–	–

Gerald L. Moyer	–	–

12

Management Continuity Agreements

The Board of Directors of the Corporation deems the service, experience and knowledge of its executive officers extremely valuable to the Corporation. The Bank wishes to attract and retain such well-qualified executives, and it is in the best interest of the Corporation to secure the continued services of executives notwithstanding any change in control of the Corporation.

The Corporation considers the establishment and maintenance of a sound and vital management team to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interest of this Corporation and its shareholders. Accordingly, the Board of Directors has authorized the execution of Management Continuity Agreements with key executives regarding their termination due to a change in control of the Corporation.

A Management Continuity Agreement has been entered into with President & CEO Ronald L. Long. Although the Board has also approved Management Continuity Agreements for certain other executive officers, we are currently prohibited by federal bank regulation from entering into any new Management Continuity Agreement due to the Consent Order that has been entered into by our Bank with the Office of the Comptroller of the Currency (OCC).

The existing Management Continuity Agreement provides certain severance benefits to Mr. Long if his employment is terminated either (a) within 24 months after a Change in Control of the Corporation (as defined in the Management Continuity Agreement) or (b) within 6 months prior to the Change in Control if the termination was to avoid the effect of the Management Continuity Agreement.  Severance benefits are not provided if the employment termination occurs as a result of Mr. Long’s death, disability, or for “cause” (as defined in the Management Continuity Agreement).  In addition, if Mr. Long voluntarily terminates his employment, no severance benefits are provided unless he had “good reason,” which is defined in the Management Continuity Agreement and generally includes a reduction in pay, a material relocation, or a significant reduction in job title or duties.

If Mr. Long becomes entitled to severance benefits under the Management Continuity Agreement, the benefits to be paid are (1) a lump sum cash amount equal to two times Mr. Long's highest annual base salary during the past three years, (2) a lump sum cash amount equal to two times the highest bonus paid to Mr. Long under the Corporation’s profit sharing plan during the past three years, (3) health care benefits for 24 months following termination, reduced by any benefits received from any subsequent employer during such 24 month period, (4) certain life, AD&D, and disability insurance coverage, and (5) immediate vesting of all previously awarded stock grants and stock options.  The Management Continuity Agreement contains more details regarding how these benefits are to be calculated and paid.

Because of the Consent Order that has been entered into between the Bank and the OCC, we are currently prohibited from making any payment under the existing Management Continuity Agreement if any such payment were to become due and payable.

Under the Corporation's Long-Term Incentive Plan, upon a Change of Control, disability or retirement, any employee, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the Change in Control or death, disability or retirement. As noted in the table above, there are no shares that have been granted to our Named Executive Officers that have not already vested.

There are no material conditions or obligations applicable to the receipt of the post-employment benefits described herein other than standard confidentiality obligations that are applicable to all employees generally.

13

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by each nonemployee director who served on the Board of Directors of the Corporation and/or the Bank in 2011. Directors who are Corporation employees are not compensated for their service as directors.

Name	Fees Earned
Stanley B. Dickson, Jr.	$9,350
Barbara Draper(1)	17,350
Philip C. Utter	19,350
R. Michael Yost	17,600
Timothy H. Corrigan	13,850
Totals	$77,500

(1)	Ms. Draper resigned from the Boards of the Corporation and the Bank effective March 28, 2012.

In 2011, our directors, who serve as directors of both the Corporation and the Bank, were paid an annual retainer of $8,100, payable monthly. In addition, each director was paid $250 for each regularly scheduled Board committee meeting attended. No fees were paid to directors who are also employees of the Bank.

14

RELATED PARTY TRANSACTIONS

Certain directors and officers of the Corporation have had, and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations or members of partnerships which have had, and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectability or present other unfavorable features.

All such future related party transactions will be made in the ordinary course of business, on terms no less favorable to the Corporation or the Bank than with other customers. Loans with related parties are subject to approval by a majority of the Corporation's independent, outside, disinterested directors. The Corporation applied this policy regarding related party transactions to all of the transactions described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, the Corporation's directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation's securities and changes in such ownership to the Securities and Exchange Commission. To our knowledge, and based solely upon our review of all required reports furnished to us, all reports required to be filed in 2011 were timely filed.

15

OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of April 2, 2012, as to any person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Moross Limited Partnership(1)	51,743	11.38%
15621 Windmill Pointe Drive
Grosse Pointe Park, MI 48230

(1)	Based on information provided by Mr. Stanley Dickson, Jr., a director of the Corporation and the Bank. Moross Limited Partnership is a Michigan limited partnership comprised of its general partner, Pacesetter Management, Inc., and a limited partner, Windmill Trust. Mr. Dickson is the President of Pacesetter Management, Inc.

(2)	Based on a total of 454,327 shares of common stock outstanding as of the record date, April 2, 2012.

The following table sets forth certain information as of April 2, 2012, as to the common stock of the Corporation owned beneficially by each director, each Named Executive Officer, and all directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Title	Number of Shares (1)		Percent of Class (4)
Ronald L. Long	CEO & President, Director	1,794		*
Gerald L. Moyer	SVP Commercial Loans	–		*
Mark J. Huber	SVP & CFO	–		*
Stanley B. Dickson, Jr.	Director	51,743		11.38%
Philip C. Utter	Director	6,815	(2)	1.50%
R. Michael Yost	Director	1,801	(3)	*
Timothy H. Corrigan	Director	1,812		*
All Executive Officers and Directors as a Group (8 Persons)		63,965		14.87%

		Total Shares

*Represents less than one percent

(1)	This information is based upon the Corporation's records as of April 2, 2012, and information supplied by the persons listed above. The number of shares stated in this column includes shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or shared voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2)	Excludes 286 shares owned by spouse.
(3)	Includes 8 shares held jointly with child.
(4)	Based on a total of 454,327 shares of Common Stock outstanding as of the record date, April 2, 2012.

16

SHAREHOLDER PROPOSALS

Shareholders who intend to submit a proposal for inclusion in the Corporation's proxy materials for the Annual Meeting of Shareholders in 2013 may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Corporation's Secretary no later than December 29, 2012. Proposals of shareholders should be addressed to the attention of Secretary, 101 East Grand River, Howell, Michigan, 48843. In addition, under the Corporation's Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to the Corporation's Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting, unless less than 40 days' notice of the meeting is given by the Corporation, in which case the shareholder's proposal must be received by the Corporation by the close of business on the 10th day following the date on which the notice of the meeting is first mailed to shareholders. This requirement is separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation's proxy materials.

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2013 Annual Meeting of Shareholders, SEC rules generally permit management to vote proxies at its discretion if we (1) receive notice of the proposal before the close of business on March 13, 2013 and advise shareholders in the Proxy Statement for the 2013 Annual Meeting about the nature of the matter and how management intends to vote on such matter, subject to Rule 14a-4(c)(2), or (2) do not receive notice of the proposal prior to the close of business on March 13, 2013.

OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth in this Proxy Statement. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

The Annual Report of the Corporation for 2011 on Form 10-K is included with this Proxy Statement. Copies of the reports will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

MISCELLANEOUS

We will initially solicit proxies by mail. In addition, directors, officers, and employees of the Corporation and the Bank may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries that may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Corporation will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees, or other nominees for forwarding proxy material to beneficial owners.

As part of our efforts to cut unnecessary expenses and conserve the environment, the Corporation provides Internet access to quarterly announcements and may elect to discontinue mailing paper reports in the future. This would reduce postage and printing expenses and paper waste. Information regarding current and future reports is available at www.fnbh.com/investor_relations.php. If you are unable to access this information on the Internet or desire to request a printed copy of any of this information, requests may be made in writing to the attention of the Corporate Secretary at FNBH Bancorp, Inc., P. O. Box 800, 101 East Grand River, Howell, MI 48844-0800 or by calling in your request to the Executive Office at 517-545-2201.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Janeen Armstrong

Janeen Armstrong
Secretary

April 27, 2012

17

FORM OF PROXY CARD

ANNUAL MEETING OF SHAREHOLDERS OF

FNBH BANCORP, INC.

May 24, 2012
10:00 A.M.
101 East Grand River
3rd Floor Community Room
Howell, MI 48843

PROXY VOTING INSTRUCTIONS

INTERNET - Access http://www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER ________________

ACCOUNT NUMBER ________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2012.

The accompanying Proxy Statement and the 2011 Annual Report on Form 10-K are available at
www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=17271 and under the "Investor Relations" tab on our website (www.fnbh.com).

Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact

Janeen Armstrong at (517) 545-2201 or jarmstrong@fnbh.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1.	ELECTION of two directors for three year terms expiring in 2015.

O Stanley B. Dickson, Jr. (Expiring in 2015)

O Ronald L. Long (Expiring in 2015)

[__] FOR ALL NOMINEES

[__] WITHHOLD AUTHORITY FOR ALL NOMINEES

[__] FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here.

2.	To approve the proposal to amend the Corporation's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares. FOR [__] AGAINST [__] ABSTAIN [__]

3.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Corporation for the year 2012. FOR [__] AGAINST [__] ABSTAIN [__]

Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method [__]

Signature of Shareholder ____________________________________________ Date _________________
Signature of Shareholder ____________________________________________ Date _________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FNBH BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Timothy H. Corrigan and Philip C. Utter and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of FNBH Bancorp, Inc. held of record by the undersigned on April 2, 2012, at the Annual Meeting of Shareholders to be held on May 24, 2012, or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If this Proxy is properly executed, the shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees listed for directors, FOR the approval of the proposal to amend the Corporation's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares, and FOR the approval of the proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Corporation for the year 2012. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)